                                                                     EXHIBIT 4.1
















                    CORRECTIONS CORPORATION OF AMERICA

                    401(K) SAVINGS AND RETIREMENT PLAN












                         Effective as of January 1, 1999
                        (Except Where Otherwise Provided)


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                                TABLE OF CONTENTS

PREAMBLE.........................................................................1

ARTICLE I DEFINITIONS............................................................2

ARTICLE II ELIGIBILITY AND PARTICIPATION........................................14

        Section 2.01 Eligibility................................................14
        Section 2.02 Entry and Participation....................................15
        Section 2.03 Reemployment...............................................15
        Section 2.04 Acceptance.................................................15
        Section 2.05 Employees Who Are Officers, Shareholders or Highly
                     Compensated................................................15
        Section 2.06 Absence in the Armed Services..............................15

ARTICLE III FINANCING OF PLAN AND INDIVIDUAL ACCOUNTS...........................16

        Section 3.01 Medium of Financing the Plan...............................16
        Section 3.02 Contributions..............................................16
        Section 3.03 Elections..................................................17
        Section 3.04 Nondiscrimination Test Compliance..........................17
        Section 3.05 Return of Excess Contributions.............................18
        Section 3.06 Form and Manner of Employer Contributions..................19
        Section 3.07 Prohibition of Reversion...................................20
        Section 3.08 Transfers from Qualified Plans.............................20
        Section 3.09 Participant's Election as to Investment Funds..............22
        Section 3.10 Purchase of Prison Realty Stock............................22

ARTICLE IV ALLOCATIONS TO INDIVIDUAL ACCOUNTS...................................23

        Section 4.01 Individual Accounts........................................23
        Section 4.02 Account Adjustments........................................23
        Section 4.03 Limitation on Allocations..................................24
        Section 4.04 Voting of Shares...........................................25

ARTICLE V BENEFITS..............................................................26

        Section 5.01 Payment of Benefits........................................26
        Section 5.02 Normal Retirement Benefit..................................27
        Section 5.03 Delayed Retirement Benefit.................................27
        Section 5.04 Disability Retirement Benefit..............................27
        Section 5.05 Vested Benefit.............................................28



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
        Section 5.06 Death Benefit..............................................30
        Section 5.07 Participant Loans..........................................31
        Section 5.08 Failure to Locate..........................................33
        Section 5.09 Direct Rollover Election...................................33
        Section 5.10 Accounts for Participants Electing to Defer Distribution...34

ARTICLE VI MODIFICATIONS FOR TOP-HEAVY PLANS....................................35

        Section 6.01 Application of Provisions..................................35
        Section 6.02 Minimum Contribution.......................................35
        Section 6.03 Accelerated Vesting........................................35

ARTICLE VII ADMINISTRATION OF PLAN..............................................36

        Section 7.01 Plan Administrator.........................................36
        Section 7.02 Claims Procedure...........................................37
        Section 7.03 Records....................................................38
        Section 7.04 Delegation of Authority....................................38
        Section 7.05 Legal Incompetence.........................................39
        Section 7.06 Correction of Errors.......................................39
        Section 7.07 Qualified Domestic Relations Order Procedure...............39

ARTICLE VIII AMENDMENT OR TERMINATION...........................................40

        Section 8.01 Amendment of Plan..........................................40
        Section 8.02 Termination of Plan........................................40
        Section 8.03 Distribution Upon Termination..............................41
        Section 8.04 Merger of Plan.............................................41
        Section 8.05 Failure of Internal Revenue Service Qualification..........41
        Section 8.06 Distribution Limitation....................................41

ARTICLE IX MISCELLANEOUS........................................................42

        Section 9.01 Liability of Employer......................................42
        Section 9.02 Intent to Continue Plan and Trust..........................42
        Section 9.03 Binding on Parties.........................................43
        Section 9.04 Agent for Legal Process....................................43
        Section 9.05 Spendthrift Clause.........................................43
        Section 9.06 Successor to Business of Employer..........................43
        Section 9.07 Conflict of Provisions.....................................43
        Section 9.08 Successors to Trustee......................................43
        Section 9.09 Definition of Words........................................44
        Section 9.10 Titles.....................................................44



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
        Section 9.11 Execution of the Plan......................................44

ARTICLE X PARTICIPATING EMPLOYERS...............................................44

        Section 10.01 Adoption by Other Employers...............................44
        Section 10.02 Requirements of Participating Employers...................44
        Section 10.03 Designation of Agent......................................45
        Section 10.04 Employer Transfers........................................45
        Section 10.05 Participating Employer Contribution.......................45
        Section 10.06 Amendment.................................................45
        Section 10.07 Discontinuance of Participation...........................45
        Section 10.08 Administrator's Authority.................................45

                                    PREAMBLE

        This Preamble sets forth certain background information relating to the formation of Correctional Management Services Corporation, Prison Management Services, Inc., and Juvenile and Jail Facility Management Services, Inc. (collectively, the "Companies") and their adoption of the Corrections Corporation of America 401(k) Savings and Retirement Plan (the "Plan"):

        A. The Companies were formed in August 1998 in connection with the proposed merger of Corrections Corporation of America ("CCA") and CCA Prison Realty Trust ("Prison Realty"). Pursuant to the merger, CCA and Prison Realty will be merged into Prison Realty Corporation, a newly-formed Maryland corporation ("New Prison Realty"). If consummated, the merger will occur on or about January 1, 1999.

        B. In connection with the merger, the Companies will acquire the operating assets of CCA, and employees of CCA will become employees of the Companies. Following the merger, New Prison Realty, Prison Management Services, Inc. and Juvenile and Jail Facility Management Services, Inc. will be part of the same controlled group of corporations. Correctional Management Services Corporation will be affiliated with Prison Management Services, Inc. and Juvenile and Jail Facility Management Services, Inc., but will not be part of the same controlled group of corporations.

        C. CCA is sponsor of the Corrections Corporation of America Employee Savings and Stock Ownership Plan (the "CCA ESOP"). Also, in connection with a prior acquisition, CCA assumed the U.S. Corrections Corporation Amended and Restated 401(k) Plan (the "USCC 401(k) Plan").

        D. The Companies desire to establish the Plan for the benefit of those persons who will become employees of the Companies after the merger of CCA and Prison Realty into Prison Realty Corporation. The Plan is a multiple-employer plan and will become effective generally as of the effective time of such merger. As soon as practicable following the merger, the CCA ESOP and the USCC 401(k) Plan will be merged into the Plan. The assets transferred to the Plan in the merger will thereafter be administered in accordance with the Plan. New Prison Realty will not be a sponsor of the Plan but instead will establish a separate plan for the benefit of its employees.

                                    ARTICLE I
                                   DEFINITIONS

        As used herein, the following words and phrases shall have the meaning indicated unless otherwise defined or required by the context:

        Section 1.1 "Administrative Committee" or "Committee" shall mean the Committee to which the administrative duties and responsibilities under the Plan are delegated pursuant to Section 7.04 hereof.

        Section 1.2 "Administrator" or "Plan Administrator" shall mean, with respect to the Plan, Correctional Management Services Corporation (a Tennessee corporation).

        Section 1.3 "Alternate Payee" shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Participant.

        Section 1.4 "Average Contribution Percentage for the Prohibited Group" shall mean the average of the Contribution Percentages of the Prohibited Group for a Plan Year as determined by adding together the Contribution Percentages of each Participant who is a member of the Prohibited Group for the Plan Year and dividing the sum by the number of Participants who are members of the Prohibited Group for that Plan Year.

        Section 1.5 "Average Contribution Percentage for the Protected Group" shall mean the average of the Contribution Percentages for the Protected Group for a Plan Year as determined by adding together the Contribution Percentages of each Participant who is a member of the Protected Group for the Plan Year and dividing that sum by the number of Participants who are members of the Protected Group for that Plan Year.

        Section 1.6 "Average Deferral Ratio for the Prohibited Group" shall mean the average of the Deferral Ratios of the Prohibited Group for a Plan Year as determined by adding together the Deferral Ratios of each Participant who is a member of the Prohibited Group for the Plan Year and dividing the sum by the number of Participants who are members of the Prohibited Group for that Plan Year.

        Section 1.7 "Average Deferral Ratio for the Protected Group" shall mean the average of the Deferral Ratios for the Protected Group for a Plan Year as determined by adding together the Deferral Ratios of each Participant who is a member of the Protected Group for the Plan Year and dividing that sum by the number of Participants who are members of the Protected Group for that Plan Year.

        Section 1.8 "Basic Employer Contributions" shall mean the contributions, if any, made pursuant to Section 3.02(a) of the Plan.

        Section 1.9 "Basic Employer Contributions Account" shall mean the amount of the Trust Fund standing to the credit of a Participant which is attributable to the Basic Employer Contributions, together with adjustments allocable thereto under the terms of the Plan.

        Section 1.10 "Beneficiary" shall mean the designated recipient or recipients who shall receive any benefits payable under the Plan upon the death of a Participant. If a Beneficiary has not been designated, the Trustee shall, upon the death of the Participant, pay any benefit payable under the Plan to the Participant's estate. Notwithstanding the preceding, if a Participant is married, his Beneficiary shall be his spouse unless the Participant and his spouse choose an alternate beneficiary in accordance with Section 5.06(b).

        Section 1.11 "Break in Employment" shall mean a computation period during which an Employee has not been credited with more than five hundred (500) Hours of Employment; for these purposes, the computation period considered shall be determined in the same manner as under Section 1.77.

        Section 1.12 "CCA Employer Contributions Account" shall mean, with respect to any Participant or Employee, the amounts transferred to the Trust Fund pursuant to the CCA ESOP Merger which are attributable to basic employer contributions and matching employer contributions, together with Fund Earnings allocable thereto under the terms of the Plan.

        Section 1.13 "CCA ESOP Merger" shall mean the merger of the Corrections Corporation of America Employee Savings and Stock Ownership Plan with and into the Plan.

        Section 1.14 "Code" shall mean the Internal Revenue Code of 1986 as in effect on the relevant date to be interpreted under this Plan. Reference to any section of the Code shall include that section, any valid regulation promulgated thereunder, and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

        Section 1.15 "Compensation" shall mean the total salary and commissions paid by an Employer to an Employee, inclusive of overtime and bonus, which is attributable to the period of his participation in the Plan for each Plan Year or other period; provided, however, that Compensation shall include elective deferrals made to a cafeteria plan or a 401(k) plan, including the Plan, and elective deferrals made to a 403(b) annuity. For purposes of applying Code Sections 401(k)(3), 401(m)(3), 404(a), 414(q), 415 and 416, Compensation (i)
shall exclude amounts contributed by an Employer to a deferred compensation plan, amounts realized from the exercise of nonqualified stock options or lapse of restrictions on restricted property and amounts realized from the sale, exchange, or other disposition of stock acquired pursuant to a qualified stock option, but (ii) shall include amounts otherwise excluded from gross income by reason of application of Code Sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of Employer contributions pursuant to a salary reduction agreement, Code Section 403(b). Compensation shall exclude amounts in excess of one hundred fifty thousand dollars ($150,000) (or such other amount determined in accordance with the cost-of-living procedures described in section 416(d) of the Code).

        Section 1.16 "Contribution Percentage" shall mean the ratio, calculated separately for each Employee, the numerator of which shall be any contribution to a qualified plan by an Employer on such Employee's behalf based on a salary reduction contribution or Employee contribution, and the denominator of which shall be the Employee's Compensation for the Plan Year.

        Section 1.17  "Controlled Group Member" shall mean:

                (a) any corporation which is a member of a controlled group of corporations (as defined by section 414(b) of the Code) of which the Employer is a member,

                (b) any other trade or business (whether or not incorporated) which is under common control with respect to the Employer (as defined by section 414(c) of the Code), or

                (c) any organization which is a member of an affiliated service group (as defined by section 414(m) of the Code);

but only for the period during which such other corporation, trade, business or organization and the Employer are members of such controlled group of corporations, are under such common control or are serving as an affiliated service group. All employees of the Controlled Group Members shall be treated as employed by a single employer.

        Section 1.18 "Credited Employment" shall mean the sum of an Employee's Years of Employment. In the case of an Employee not entitled to a Vested Benefit as of a prior termination of Employment, he shall be credited with the number of Years of Employment prior to his Break in Employment for purposes of participation and vesting unless the number of consecutive Breaks in Employment equals or exceeds the greater of (a) five (5), or (b) the total number of Years of Employment before the Break in Employment. Credited Employment shall not be interrupted by, but shall not include, an authorized Leave of Absence.

        Section 1.19 "Deferral Ratio" shall mean ratio, calculated separately for each Employee, the numerator of which shall be any salary reduction contribution to a qualified plan on such Employee's behalf, and the denominator of which shall be the Employee's Compensation for such Plan Year prior to such salary reduction contributions.

        Section 1.20 "Delayed Retirement Benefit" shall mean the benefit to which a Participant is entitled at his delayed Retirement Date.

        Section 1.21 "Delayed Retirement Date" shall mean, for each Participant, any date after his Normal Retirement Date.

        Section 1.22 "Determination Date" shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year and, for the first Plan Year of the Plan, the last day of that year.

        Section 1.23 "Disability Retirement Benefit" shall mean the benefit to which a Participant is entitled at his Disability Retirement Date.

        Section 1.24 "Disability Retirement Date" shall mean, for each Participant, the first day of the month next following the Administrator's determination that the Participant is disabled.

        Section 1.25 "Domestic Relations Order" shall mean a judgment, decree, or order, including approval of a property settlement agreement, made pursuant to state domestic relations law or community property law that relates to the provision of child support or alimony payments to, or marital property rights of, a spouse, former spouse, child or other dependent of a Participant.

        Section 1.26 "Effective Date" shall mean the original effective date of the Plan which shall be the effective date of the merger of Corrections Corporation of America and CCA Prison Realty Trust.

        Section 1.27 "Employee" shall mean an individual employed by an Employer.

        Section 1.28 "Employer" shall mean Correctional Management Services Corporation (a Tennessee corporation) and, where appropriate, shall include any Participating Employers and/or Controlled Group Members.

        Section 1.29 "Employer Contributions" shall mean, if any, Basic Employer Contributions and Matching Employer Contributions.

        Section 1.30 "Employer Contributions Account" shall mean the Basic Employer Contributions Account, the Matching Employer Contributions Account and the CCA Employer Contributions Account.

        Section 1.31 "Employment" shall mean the employment relationship as an Employee of the Employer.

        Section 1.32 "ERISA" shall mean Public Law 93-406, the Employee Retirement Income Security Act, as in effect on the relevant date to be interpreted under the Plan and regulations relative thereto.

        Section 1.33 "Five-Percent Owner" shall mean any person who owns (or is considered as owning within the meaning of section 318 of the Code) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer.

        Section 1.34 "Forfeiture" shall mean the portion of a Participant's Individual Account which is forfeited because of a Break in Employment before full vesting occurs or because of application of Section 4.03 hereof.

        Section 1.35 "Fund" or "Investment Fund" shall mean one of the investment funds (including Prison Realty Stock) established by the Trustee as set forth in Section 3.09(a).

        Section 1.36 "Fund Earnings" shall mean, with respect to each Investment Fund, the net gain or loss of such Fund as reflected by interest payments, dividends, realized and unrealized gains and losses, and fees and expenses paid by, or with respect, to the Fund.

        Section 1.37 "Highly Compensated Employee" shall mean, with respect to a Plan Year, any Employee eligible to participate in the Plan or any other qualified plan maintained by an Employer who:

                (a) was at any time during the relevant Plan Year or the next preceding Plan Year a Five Percent Owner; or

                (b) received during the preceding Plan Year Compensation from the Employer in excess of eighty thousand dollars ($80,000) and, if the Employer elects for a Plan Year, was in the top paid group of Employees (as defined in Code Section 414(q)).

        The definition of "Highly Compensated Employee" shall be determined pursuant to Code Section 414(q), any Regulations issued thereunder, and any cost of living adjustments (as issued by the Secretary of the Treasury or delegate) applicable to the dollar figures specified above.

        Section 1.38 "Hour of Employment" shall mean the following:

                (a) Each hour for which an Employee is paid, or entitled to payment of Compensation as defined in this Article I, for the performance of duties for the Employer or for any other Controlled Group Member during the applicable computation period.

                (b) Each hour for which an Employee is paid, or entitled to payment of Compensation as defined in this Article I, by the Employer or any other Controlled Group Member on account of a period of time during which no duties are performed (irrespective of whether the Employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or Leave of Absence; provided, however, that, with respect to this subsection (b):

                        (1) no more than five hundred and one (501) Hours of Employment shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period),

                        (2) hours for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws, and

                        (3) hours shall not be credited for a payment which solely reimburses an Employee for medical or medically-related expenses incurred by the Employee.

                        For purposes of this subsection (b), a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

                (c) Each hour for which a Participant is absent from work for any period by reason of the pregnancy of the Participant, the birth of a child of the Participant, placement of a child with the Participant in connection with the adoption of such child by such Participant or for purposes of caring for such child immediately following such birth or placement, but solely for determining whether a Participant has incurred a Break in Employment. The hours to be credited to such Participant in accordance with this subparagraph (c) shall be the Hours of Employment which otherwise would normally have been credited to such Participant but for such absence, or in any case in which the Plan Administrator is unable to determine such Hours of Employment, eight (8) Hours of Employment per day of such absence; provided, however, that with respect to this subsection (c):

                        (1) no more than five hundred and one (501) Hours of Employment shall be credited to a Participant by reason of any one such pregnancy or placement,

                        (2) such hours shall be treated as Hours of Employment in the Plan Year in which the absence from work begins, if the Participant would be prevented from incurring a Break in Employment in such Plan Year solely because periods of absence are treated as Hours of Employment, or in any other case, in the immediately following year, and

                        (3) no Hours of Employment will be credited unless the Participant furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the absence from work is for reasons referred to in this subsection (c) including a statement of the number of days for which there was such an absence.

                (d) Each hour for which back pay irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours shall not be credited both under subsection (a), (b) or (c) and under this subsection. Hours credited for back pay under this subsection with respect to periods described in subsection (b) shall be subject to the limitations set forth in subsection (b).

The provisions of paragraphs (b) and (c) of 29 CFR 2530.200b-2 shall be observed in crediting Hours of Employment under this Section, which paragraphs are incorporated herein by reference.

        Section 1.39 "Individual Account" shall mean the amount of the Fund standing to the credit of each Participant attributable to all contributions made under the Plan and amounts transferred to the Plan pursuant to the CCA ESOP Merger and the USCC 401(k) Merger, together with adjustments allocable thereto in accordance with the terms of the Plan. The Administrator may maintain one or more sub-accounts on behalf of a Participant. Unless otherwise required by law, the maintenance of sub-accounts shall be for bookkeeping purposes only, and no segregation of Trust Fund assets shall be required. Any reference herein to a Participant's Individual Account shall include any sub-accounts maintained thereunder.

        Section 1.40 "Investment Manager" shall mean a person other than the Trustee or the Plan Administrator:

                (a) who (i) is registered as an investment advisor under the Investment Advisors Act of 1940, (ii) is a bank as defined in that Act, or (iii) is an insurance company qualified to perform services relating to the management, acquisition or deposition of assets of a plan under the laws of more than one state; and

                (b) who has acknowledged in writing that it is a fiduciary with respect to the Plan.

        Section 1.41 "Key Employee" shall mean any Employee, former Employee or Beneficiary thereof, who, at any time during the Plan Year in question or during any of the four (4) preceding Plan Years, is:

                (a) an officer of the Employer whose annual Compensation exceeds one hundred fifty percent (150%) of the amount in effect under Code section 415(c)(1)(A) for such Plan Year,

                (b) one of the ten (10) Employees having annual Compensation greater than the limitation in effect under Code section 415(c)(1)(A) and owning (or considered as owning within the meaning of section 318 of the Code) the largest interests in the Employer,

                (c)     a Five-Percent Owner, or

                (d) a one percent (1%) owner of the Employer having an annual Compensation from the Employer of more than one hundred fifty thousand dollars ($150,000).

For the purposes of paragraph (a), no more than fifty (50) Employees (or, if less, the greater of three (3), or ten percent (10%), of the Employees) shall be treated as officers. For the purposes of paragraph (b), if two (2) Employees have the same interest in the Employer, the Employee having greater annual Compensation shall be treated as having the larger interest. For the purposes of applying the terms of this definition, the provisions of Code Section 416(i) are incorporated herein by reference.

        Section 1.42 "Leave of Absence" shall mean that period during which the Participant is absent without compensation and for which the Employer, in its sole discretion, has determined him to be on a leave of absence rather than having terminated his employment. Such discretion of the Employer shall be exercised in a nondiscriminatory manner.

        Section 1.43 "Limitation Year" shall mean the Plan Year.

        Section 1.44 "Matching Employer Contributions" shall mean the contributions, if any, made pursuant to Section 3.02(b) of the Plan.

        Section 1.45 "Matching Employer Contributions Account" shall mean the amount of the Fund standing to the credit of a Participant which is attributable to the Matching Employer Contributions together with adjustments allocable thereto under the terms of the Plan.

        Section 1.46 "Non-Key Employee" shall mean an Employee who is not a Key Employee.

        Section 1.47 "Normal Retirement Age" shall mean, for each Participant, age sixty-two (62).

        Section 1.48 "Normal Retirement Benefit" shall mean the benefit to which a Participant is entitled at his Normal Retirement Date.

        Section 1.49 "Normal Retirement Date" shall mean, for each Participant, the first day of the month coinciding with or following his Normal Retirement Age.

        Section 1.50 "Participant" shall mean any Employee who becomes a Participant hereunder as provided in Article II.

        Section 1.51 "Participant-Directed Account" shall mean each Participant's Individual Account.

        Section 1.52 "Participant Tax-Deferred Contributions" shall mean the contributions, if any, made pursuant to Section 3.02(c) of the Plan.

        Section 1.53 "Participant Tax-Deferred Contributions Account" shall mean the amount of the Fund standing to the credit of a Participant which is attributable to his Participant Tax-Deferred Contributions together with Fund Earnings allocable thereto under the terms of the Plan.

        Section 1.54 "Participating Employer" shall mean, initially, Prison Management Services, Inc. (a Tennessee corporation) and Juvenile and Jail Facility Management services, Inc. (a Tennessee corporation), and shall also include any other employer which adopts the Plan in accordance with Article X.

        Section 1.55 "Participation Agreement" shall have the meaning ascribed to it in Section 3.02(c).

        Section 1.56 "Permissive Aggregation Group" shall mean the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

        Section 1.57 "Plan" shall mean the Corrections Corporation of America 401(k) Savings and Retirement Plan, the Trust Agreement attached hereto as Exhibit A and the Trust established under that Agreement.

        Section 1.58 "Plan Year" shall mean the twelve (12) month period ending on December 31.

        Section 1.59 "Prison Realty Stock" shall mean the common stock of Prison Realty Corporation, or any successor trust or corporation.


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



        Section 1.60 "Prison Realty Stock Fund" shall mean an Investment Fund established by the Trustee which consists primarily of Prison Realty Stock.

        Section 1.61 "Prohibited Group" shall mean those Employees who are considered Highly Compensated Employees.

        Section 1.62 "Protected Group" shall mean those Employees who are not members of the Prohibited Group.

        Section 1.63 "Qualified Domestic Relations Order" shall mean a Domestic Relations Order which creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to receive, all or a portion of the benefits payable to a Participant under the Plan in accordance with section 414(p) of the Code. Without limiting the generality of the foregoing, a Qualified Domestic Relations Order may permit payment of benefits to an Alternate Payee prior to the Participant's having attained his "earliest retirement age" (within the meaning of section 414(p) of the Code).

        Section 1.64 "Reemployment Date" shall mean the date as of which an Employee is credited with the first Hour of Employment upon a resumption of Employment after an interruption in Employment.

        Section 1.65 "Required Aggregation Group" shall mean (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (b) each other qualified plan of the Employer which enables a plan described in clause (a) to meet the requirements of sections 401(a)(4) or 410 of the Code.

        Section 1.66 "Retirement" shall mean any of the forms of retirement set forth in Article V, other than a termination of Employment pursuant to which a Participant's Vested Benefit is determined under Section 5.05.

        Section 1.67 "Rollover Account" shall mean the amount of the Fund standing to the credit of a Participant or Employee which is attributable to his voluntary rollover of funds pursuant to Section 3.08, together with Fund Earnings allocable thereto under the terms of the Plan.

        Section 1.68 "Top Heavy Plan" shall mean this Plan for any Plan Year if, as of the Determination Date, any of the following conditions exist:

                (a) the Top Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans,

                (b) this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top Heavy Ratio for the group of plans exceeds sixty percent (60%), or

                (c) this Plan is a part of the Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

        Section 1.69 "Top Heavy Ratio" shall mean, for any Required or Permissive Aggregation Group, as appropriate, a fraction, the numerator of which is the sum of account balances hereunder plus, if the Employer maintains a defined benefit plan in addition to this Plan, the sum of the present value of accrued benefits thereunder for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under this Plan plus, if the Employer maintains a defined benefit plan, the present value of accrued benefits thereunder for all Participants as of the Determination Date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The accrued benefits and account balances in both the numerator and denominator to the Top Heavy Ratio are increased for any distribution made in the five (5)-year period ending on the Determination Date. For purposes of the above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the twelve (12)-month period ending on the Determination Date, except as provided in section 416 of the Code and the regulations thereunder. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one (1) Hour of Employment with any employer maintaining the plan at any time during the five (5)-year period ending on the Determination Date will be disregarded. The account balances and accrued benefits of a former Employee who has performed no services for the Employer for five (5) years shall be disregarded in determining whether the Plan is Top Heavy. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Employee contributions and salary deferrals will be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

        Section 1.70 "Trust Agreement" shall mean Exhibit A as attached hereto and incorporated by reference as part of this Plan.

        Section 1.71 "Trust Fund" shall mean the assets of the Plan held pursuant to the Trust Agreement.

        Section 1.72 "Trustee" shall mean the party or parties designated as such under the Trust Agreement.

        Section 1.73 "USCC Employer Contributions Account" shall mean, with respect to any Participant or Employee, the amounts transferred to the Trust Fund pursuant to the USCC 401(k) Merger which are attributable to basic employer contributions and matching employer contributions, together with Fund Earnings allocable thereto under the terms of the Plan.

        Section 1.74 "USCC 401(k) Merger" shall mean the merger of the U.S. Corrections Corporation Amended and Restated 401(k) Plan with and into the Plan.

        Section 1.75 "Valuation Date" shall mean December 31st of each Plan Year. The Plan Administrator may establish more frequent Valuation Dates, if the Plan Administrator deems it appropriate.

        Section 1.76 "Vested Benefit" shall mean the portion of his Individual Account value to which a Participant is entitled as determined under Section 5.05.

        Section 1.77 "Year of Employment" shall mean the computation period of twelve (12) consecutive months, as set forth herein below, during which an Employee has been credited with at least one thousand (1,000) Hours of Employment.

                (a) For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Employment. The computation period beginning after a Break in Employment shall be measured from the date on which the Employee again performs an Hour of Employment. After the initial computation period, the participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Employment.

                (b) For purposes of determining Credited Employment, the computation period shall be the Plan Year.

                (c) Years of Employment for any Participant who is transferred from one Employer (which term, for purposes of this subparagraph, shall include a Participating Employer) to a different Employer shall be determined in accordance with Section 10.04.

                (d) As to Employees who formerly were employees of Corrections Corporation of America, Years of Employment shall include all service with Corrections Corporation of America. As to Employees who formerly were employees of any subsidiary of Corrections Corporation of America, Years of Employment shall include service with such subsidiary only during the period that the subsidiary was owned by Corrections Corporation of America.

                (e) As to Employees who were employees of U.S. Corrections Corporation (including any subsidiaries thereof) prior to the acquisition of its operations by Corrections Corporation of America on April 17, 1998 (the "acquisition date"), (i) Years of Employment for purposes of determining the vested portion of each Employee's USCC Employer Contributions Account shall include all service with U.S. Corrections Corporation prior to the acquisition date, and (ii) Years of Employment for purposes of determining the vested portion of the remainder of each Employee's Individual Account shall be determined in accordance with subparagraph (d) above. The preceding notwithstanding, Employees who were employees of U.S. Corrections Corporation on the acquisition date shall be eligible to participate in the Plan in accordance with Section 2.01(b) hereof.

                (f) As to Employees who formerly were employed by Tulsa County, Oklahoma at the Tulsa County Jail for a period of one (1) year or more prior to their employment by the Employer, Years of Employment for purposes of determining participation shall include all service at the Tulsa County Jail. The preceding notwithstanding, no former employee of Tulsa County, Oklahoma shall be eligible to enter the Plan prior to the first entry date following their employment by the Employer. As to Employees who formerly were employed by Tulsa County, Oklahoma at the Tulsa County Jail for a period of less than one (1) year prior to their employment by the Employer, Years of Employment for purposes of determining participation shall include only service beginning with their employment by the Employer. As to all Employees who formerly were employed by Tulsa County, Oklahoma at the Tulsa County Jail, Years of Employment for purposes of determining Credited Employment shall include only service beginning with their employment by the Employer.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

        Section 2.01 Eligibility.

                (a) General. Each Employee shall be eligible to participate in the Plan upon the latest of:

                        (i)     the Effective Date,

                        (ii) the date on which he completes one (1) Year of Employment, or

                        (iii)   the date on which he attains age eighteen (18).

                (b) Certain Former Employees of U.S. Corrections Corporation. Notwithstanding subparagraph (a) above, Employees who were employed by U.S. Corrections Corporation on or before April 17, 1998 shall be eligible to participate in the Plan as of the Effective Date.

                (c) Exclusion of Nonresident Aliens. Notwithstanding anything herein to the contrary, Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United states (within the meaning of Code section 861(a)(3)) shall not be eligible to participate in the Plan.

        Section 2.02 Entry and Participation. Each Employee shall become a Participant and enter the Plan as of January 1 of the first Plan Year in which he satisfies the conditions of eligibility; provided, however, that no Employee shall become eligible to make Participant Tax-Deferred Contributions until the January 1, April 1, July 1 or October 1 coincident with or next following the date he has satisfied such conditions, and any Employee who is eligible to become a Participant on the Effective Date shall enter the Plan on such date.

        Section 2.03 Reemployment. Notwithstanding the foregoing Section, an Employee who is reemployed and who was a Participant, or who had satisfied the conditions of eligibility as of a prior termination of Employment, shall become a Participant and enter the Plan on his Reemployment Date.

        Section 2.04 Acceptance. The Plan shall not be deemed to constitute a contract between the Employer and an Employee; neither shall it be a consideration nor an inducement for the Employment of any Employee. No provisions of the Plan shall be deemed to abridge or limit any managerial right of the Employer, give any Employee the right to be retained in Employment, or to interfere with the right of the Employer to discharge any Employee at any time regardless of the effect which such discharge may have on him as a Participant. By his act of participation in the Plan, each Participant on behalf of himself, his heirs, his assigns and Beneficiary shall be deemed conclusively to have agreed to and accepted the terms and conditions of the Plan.

        Section 2.05 Employees Who Are Officers, Shareholders or Highly Compensated. Employees who are either officers or shareholders of the Employer or are highly compensated may participate hereunder on and after the Effective Date only if they meet the same eligibility requirements which must be met by other Employees as stated herein in Section 2.01.

        Section 2.06 Absence in the Armed Services. In the case of an Employee or a Participant who is granted a Leave of Absence by reason of service in the armed forces of the United States of America and who returns to Employment on or before the expiration of ninety (90) days after the date on which he is entitled to be released from active duty in the armed forces (or at such other date as the law may specify as to reemployment), such Employment, to the extent required by law, shall be treated as continuous despite such absence solely for purposes of determining that the Employee has not incurred a Break in Employment.

                                   ARTICLE III
                    FINANCING OF PLAN AND INDIVIDUAL ACCOUNTS

        Section 3.01 Medium of Financing the Plan. Investment of all contributions made under the Plan and all transactions of the Trust Fund shall be made in accordance with the terms of the Trust Agreement, as it may be amended from time to time, which shall constitute a part of the Plan and which is attached hereto as Exhibit A.

        Section 3.02 Contributions.

                (a) Basic Employer Contributions. For each Plan Year, the Employer may pay to the Trustee on behalf of each Participant who has been credited with at least one thousand (1,000) Hours of Employment and who is employed by the Employer on the last day of the Plan Year a Basic Employer Contribution equal to an amount not to exceed that percentage of such Participant's Compensation as may be approved by the Plan Administrator. Until such time as the Plan Administrator determines that a different amount is to be contributed, the Employer shall make a Basic Employer Contribution on behalf of each Participant entitled to receive an allocation of such contribution two percent (2%) of the Participant's Compensation for the first Plan Year of participation and one percent (1%) of Compensation for each Plan Year thereafter.

                (b) Matching Employer Contributions. For each Plan Year, the Employer may pay to the Trustee on behalf of each Participant who has been credited with at least one thousand (1,000) Hours of Employment and who is employed by the Employer on the last day of the Plan Year a Matching Employer Contribution equal to a percentage of Participant Tax-Deferred Contributions made on behalf of such Participant. Until such time as the Plan Administrator determines that a different amount is to be contributed, the Employer shall make a Matching Employer Contribution on behalf of each Participant entitled to receive an allocation of such contribution an amount equal to the Participant Tax-Deferred Contribution made on behalf of such Participant, but in no event more than four percent (4%) of the Participant's Compensation.

                (c) Participant Tax-Deferred Contributions. If a Participant desires to make Participant Tax-Deferred Contributions hereunder, such Participant shall sign a written participation form (hereinafter referred to as the "Participation Agreement"). The terms of the Participation Agreement shall provide that the

                        Participant agrees to accept a reduction in Compensation from the Employer, subject to the limitations hereinafter described, only not to exceed fifteen percent (15%) of his bi-weekly Compensation and not to exceed the dollar limitation contained in Code Section 402(g), with this dollar limit adjusted for percentage increases in the Consumer Price Index (CPI) according to procedures by the Internal Revenue Service. In consideration of such Agreement, the Employer will make a contribution to the Plan on behalf of the Participant in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced pursuant to the Participation Agreement.

        Section 3.03 Elections. Elections to make, discontinue, resume or change the amount of Participant Tax-Deferred Contributions hereunder shall be permitted at such time or times, and in such manner and form, as shall be uniformly and nondiscriminatorily established by the Plan Administrator.

        Section 3.04 Nondiscrimination Test Compliance. Each Plan Year, the Plan Administrator shall monitor the annual additions to the Individual Account of each Participant to ensure that each of the following tests is satisfied:

                (a) Nondiscrimination Test for Participant Tax-Deferred Contributions. For each Plan Year,

                        (i) the Average Deferral Ratio of the Prohibited Group shall not exceed the Average Deferral Ratio of the Protected Group for the preceding Plan Year multiplied by one and one-quarter (1.25), or

                        (ii) the Average Deferral Ratio of the Prohibited Group shall not exceed the Average Deferral Ratio of the Protected Group for the preceding Plan Year multiplied by two (2.0) and the excess of such Average Deferral Ratio of the Prohibited Group over such Average Deferral Ratio of the Protected Group shall not be more than two (2) percentage points.

                        In the event that neither of these tests is satisfied, adjustments shall be made pursuant to Section 3.05.

                (b) Nondiscrimination Test for Matching Employer Contributions. For each Plan Year,

                        (i) the Average Contribution Percentage of the Prohibited Group shall not exceed the Average Contribution Percentage of the Protected

                                Group for the preceding Plan Year multiplied by one and one-quarter (1.25), or

                        (ii) the Average Contribution Percentage of the Prohibited Group shall not exceed the lesser of the Average Contribution Percentage of the Protected Group for the preceding Plan Year multiplied by two (2.0) or the Average Contribution Percentage of the Protected Group for the preceding Plan Year plus two (2) percentage points.

                        If necessary to ensure compliance with this requirement, the Plan Administrator may direct that Participant Tax-Deferred Contributions in the Plan Year also be taken into account in calculating the Average Contribution Percentage. In the event that neither of these tests is satisfied, adjustments shall be made pursuant to Section 3.05.

                (c) Nondiscrimination Test for Aggregate Contributions. The sum of the Average Deferral Ratio of the Prohibited Group and the Average Contribution Percentage of the Prohibited Group shall not exceed the aggregate limit described hereinbelow. The aggregate limit is the sum of
                        (1) and (2) where

                        (1) is one and one-quarter (1.25) multiplied by the greater of

                                (i)     the Average Deferral Ratio of the
                                        Protected Group for the preceding Plan
                                        Year, or

                                (ii) the Average Contribution Percentage of the Protected Group for the preceding Plan Year, and

                        (2) is the lesser of (i) or (ii) above multiplied by two (2), but in no event more than the lesser of
                                (i) or (ii) above plus two (2) percentage points.

                        The Average Deferral Ratio and Average Contribution Percentage of the Prohibited Group shall be determined after any corrective distribution is made to ensure compliance with Sections 3.04(a) or (b) above. In the event the aggregate limit is exceeded, adjustments shall be made pursuant to Section 3.05.

        Section 3.05 Return of Excess Contributions. In the event that contributions are credited to a Participant's Individual Account in excess of the limitations described in Section 3.02(c) or 3.04 hereinabove, such excess contributions shall be disbursed to the Participant or recharacterized as follows:

                (a) Participant Tax-Deferred Contributions in excess of the dollar limit described in Section 3.02(c) (including appropriate adjustments) shall be distributed to the Participant, along with Fund Earnings allocated thereto, no later than April 15 following the calendar year in which such contributions were made. If there has been a net investment loss, instead of income, allocable to such excess Participant Tax-Deferred Contributions, the amount of such Participant Tax-Deferred Contributions to be distributed hereunder shall be reduced by such loss to the extent permitted by section 401(k)(8) or 401(m)(6) of the Code.

                (b) Participant Tax-Deferred Contributions and Matching Employer Contributions that exceed the maximum amount permitted by the nondiscrimination tests described in
                        Section 3.04 shall be distributed to the Participant, along with Fund Earnings allocable thereto no later than the last day of the following Plan Year. If the excess Matching Employer Contribution is not fully vested, such non-vested portion shall constitute a Forfeiture and shall be allocated as such according to Section 4.02(c), except that such forfeited amounts shall not be allocated to the Individual Account of a Participant whose contributions have been reduced for the Plan Year under this subsection (b). The maximum amount of Participant Tax-Deferred and Matching Employer Contributions permitted under the limitations of Section
                        3.04 shall be determined by reducing the amount of such contributions made on behalf of Highly Compensated Employees in the order of the amounts of their Participant Tax-Deferred Contributions and Matching Employer Contributions, beginning with the highest. This determination of maximum amount shall be made in accordance with the provisions of section 401(m) of the Code and regulations thereunder.

                (c) The Fund Earnings allocable to such excess contributions for the Plan Year are determined by multiplying the Fund Earnings allocable to the Participant Tax-Deferred Contributions Account (or the Matching Employer Contributions Account as applicable) by a fraction. The numerator of the fraction is the excess contribution to the respective account for the Plan Year and the denominator is the total balance of the Plan Year, reduced by Fund Earnings allocable to such account for the Plan Year.

        Section 3.06 Form and Manner of Employer Contributions. Employer Contributions may be made on any date or dates the Employer elects, but the total amount of its contribution for any Plan Year shall be paid within the period described in section 404(a)(6) of the Code. Although it is the intent of the Employer that its contributions hereunder shall be regular and substantial, the Employer shall be under no duty to contribute the same amount or to contribute the same percentage of its profits for every Plan Year.

        Section 3.07 Prohibition of Reversion. Subject to Section 4.03, the Employer Contributions to the Plan shall be made irrevocably and it shall be impossible for the assets of the Plan to inure to the benefit of the Employer or to be used in any manner other than for the exclusive purpose of either providing benefits to Participants and Beneficiaries or defraying reasonable expenses of administering the Plan; provided, however, that nothing herein shall be construed to prohibit the return to the Employer of all or part of a contribution as follows:

                (a) which is made by the Employer by a mistake of fact, provided the return of such contribution is made within one (1) year after the payment thereof;

                (b) to the extent a deduction thereof under section 404 of the Code is disallowed, provided the return of such contribution is limited to the amount disallowed and is made within one year after the disallowance; or

                (c) which is conditioned upon initial Internal Revenue Service qualification of the Plan under Section 9.05 hereof, provided the return is made within one (1) year after the denial of qualification of the Plan.

        Section 3.08 Transfers from Qualified Plans.

                (a) General. With the consent of the Administrator, amounts may be transferred from other qualified plans by Employees, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The amounts transferred by Employees shall be set up in the transferring Employee's Rollover Account, which account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

                (b) Distribution of Rollover Account. Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to, the Participant, in whole or in part, except as follows:

                        (i) Except as permitted by regulations (including Regulation section 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation section 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

                        (ii) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary. Any distributions of amounts held in the Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Article V. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

                (c) Definitions. For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) lump-sum distributions received by an Employee from another qualified plan which are eligible for tax free rollover to a qualified plan and which are transferred by the Employee to this Plan within sixty
                        (60) days following his receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account, provided that the conduit individual retirement account has no assets other than assets which
                        (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution, (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

                (d) Certain Other Limitations. Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

                (e) Protected Benefits. Notwithstanding anything herein to the contrary, any amounts transferred directly to this Plan from another qualified plan (or pursuant to a transaction, such as a merger, having the effect of such transfer) shall be administered as to preserve any benefits protected by Code section 411(d)(6). Without limiting the generality of the foregoing, the Plan Administrator shall disregard any provision in the Plan to the extent that application of such provision would cause the elimination or reduction of a protected benefit and shall maintain a schedule of any such benefit that the Plan must continue such for the affected Participants.

        Section 3.09 Participant's Election as to Investment Funds.

                (a) General. Subject to the terms and conditions set forth herein, each Participant shall be entitled to make an election to direct how his Participant-Directed Account shall be invested. Each such Participant shall be entitled to allocate his account balance in increments of 5% in and among the Investment Funds provided by the Plan Administrator. Until the Plan Administrator determines otherwise, such Investment Funds shall include the Prison Realty Stock Fund.

                (b) Elections. Each Participant shall make an initial election at the time of enrollment in the Plan. Until the Participant makes a new election, the initial election shall remain in effect and shall apply to all present and future allocations to the Participant's Participant-Directed Account. A Participant shall be entitled to change his election within a specified period of time established by the Administrator prior to the date on which the change is to become effective. Changes in investment elections by Participants hereunder shall become effective at such time or times as the Administrator, in a uniform and nondiscriminatory manner, may determine. Should a Participant fail to make an initial election for his Participant-Directed Account to be invested in any Fund or combination of Funds or fail to make an election which equals 100% of his Participant-Directed Account, such undesignated amount shall be invested in such Fund or Funds as designated by the Plan Administrator in a uniform and nondiscriminatory manner.

                (c) Election to Transfer Assets. Each Participant shall be entitled to transfer assets between and among the Funds. Such election to transfer assets shall specify the percentage of the Participant's Participant-Directed Account balance to be transferred and shall specify the funds involved. Each Participant shall be entitled to elect such transfer as described herein within a specified period of time established by the Administrator prior to the date on which the change is to become effective, subject to the limitations described herein. Changes in investment elections by Participants hereunder shall become effective at such time or times as the Administrator, in a uniform and nondiscriminatory manner, may determine.

                (d) Form of Elections. Each election made pursuant to this Section shall be made in such manner and at such time or times as the Administrator in its sole discretion may determine.

        Section 3.10 Purchase of Prison Realty Stock.

                (a) Subject to the provisions of paragraph (b) below, the Trustee shall purchase all shares of Prison Realty Stock for the Prison Realty Stock Fund either (i) in the open market, or (ii) privately from any other person or entity (including, without limitation, Prison Realty Corporation, a Participant or an Employer) at a price per share not in excess of the closing sale price on the date of purchase as reported by the New York Stock Exchange, or if there were no such trades on the date of purchase, at a price per share equal to the closing price on the last day immediately preceding the date of purchase on which shares of Prison Realty Stock were traded on such exchange.

                (b)     Notwithstanding the foregoing provisions of paragraph
                        (a) above, (i) in no event shall the Trustee purchase shares of Prison Realty Stock from a person or entity the sale by whom would subject such person or entity to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, and (ii) in the event that the Trustee purchases shares of Prison Realty Stock from any person or entity that is a "party in interest" (within the meaning of Section 3(14) of ERISA), then such purchase shall satisfy in all respects the provisions of
                        Section 408(e) of ERISA (and the regulations promulgated thereunder).

                                   ARTICLE IV
                       ALLOCATIONS TO INDIVIDUAL ACCOUNTS

        Section 4.01 Individual Accounts. On each Valuation Date the Trustee shall determine the value of the Fund at its fair market value adjusted for appropriate accrual items, and the balances of all Individual Accounts shall be brought up to date in accordance with this Article so that the sum total of the balances of all Individual Accounts shall equal the value of the Fund on such date. All entries to Individual Accounts shall be conclusive and binding on all Participants and Beneficiaries.

        Section 4.02 Account Adjustments.

                (a) Allocation of Contributions. As of each Valuation Date, the Participant Tax-Deferred Contributions Account, Rollover Account, Basic Employer Contributions Account and Matching Employer Contributions Account of each Participant shall be brought up to date and credited with contributions made since the last Valuation Date, as applicable. Participant Tax-Deferred Contributions may be considered allocated as of any date within the Plan Year if such contributions are actually made to the Plan no later than thirty (30) days after the end of the Plan Year.

                (b) Allocation of Fund Income. As of each Valuation Date, Fund Earnings shall be allocated to each Participant's respective accounts. The Fund Earnings shall be allocated to the accounts in proportion to the value of the account for the period since the last Valuation Date, debited by the amount of withdrawals, if any, made since that Valuation Date. Adjustments may be made in an equitable manner, to accurately reflect Fund Earnings based upon an average account balance during the period.

                (c) Forfeitures. Subject to the limitations of Section 10.02(c), Forfeitures which become available for reallocation under the terms of Sections 3.04 or 5.05 may be used to reduce or to augment the Matching Employer Contributions made under Section 3.02(b), as the Plan Administrator may direct in any Plan Year. Forfeitures not used to reduce or augment Matching Employer Contributions for any Plan Year shall be allocated to each Participant's Individual Account in the same proportion that such Participant's Compensation bears to total Compensation of all Participants.

        Section 4.03 Limitation on Allocations.

                (a) Annual Additions Limitation. Subject to further reduction under subsections (b) and (c), the annual additions to the Individual Account of a Participant shall not exceed the Maximum Permissible Amount. For purposes of this Section, "annual additions" shall mean, for any Limitation Year, reallocated Forfeitures plus the sum of the Participant's Tax-Deferred Contributions and the Participant's allocable share of Employer Contributions, all determined prior to any corrective distribution or Forfeiture pursuant to Section 3.05.

                (b) Maximum Permissible Amount. For any Limitation Year, the Maximum Permissible Amount shall mean the lesser of:

                        (1) thirty thousand dollars ($30,000) (or such greater amount according to the cost-of-living adjustment permissible under 415(d)(3) of the Code and determined by the Commissioner of Internal Revenue for the Limitation Year or, if greater, one-fourth (1/4) of the limit for defined benefit plans as set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year), or

                        (2) twenty-five percent (25%) of the Compensation received by the Participant from the Employer for the Limitation Year.

                        If because of an amendment changing the Limitation Year a short Limitation Year is created, then the Maximum Permissible Amount will not exceed thirty thousand dollars ($30,000) multiplied by the following fraction:

                             Number of months in the short Limitation Year
                             ---------------------------------------------
                                             twelve (12)

                (c) Aggregation of Plans. If, in addition to this Plan, the Employer maintains another defined contribution plan, then the limitations under section 415 of the Code shall apply as if such other plan and this Plan were one plan, and the limitation under subsection (a) shall be reduced correspondingly by the amount of annual additions (as defined in section 415(c) of the Code) allocated to the account or accounts of a Participant covered under such other plan.

                (d) Disposition of Excess Amounts. If a reduction of amounts to be allocated to a Participant's Individual Account is necessitated by such facts and circumstances as the Commissioner finds justify the application of the limits imposed by section 415 of the Code, such reduction shall be as follows:

                        (1) the Participant Tax-Deferred Contributions in excess of the limit shall be distributed to the Participant prior to April 15 of the year following the year of deferral;

                        (2) the amount of such reduction consisting of Employer Contributions shall be allocated and reallocated to the Employer Contributions Accounts of other Participants in accordance with the formula for allocating Employer Contributions in Section 4.02 to the extent that such amounts do not exceed the limitations of this Section; and

                        (3) If such reductions cannot be allocated in the foregoing manner, such reductions shall be allocated to a suspense account and held therein until the next Valuation Date and succeeding Valuation Dates as of which such amounts can be either allocated or credited under Section 4.02 until the amount in the suspense account is exhausted. Notwithstanding the foregoing, the Employer shall not contribute any amount that would cause an allocation to the suspense account as of the Valuation Date such contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were the date of allocation; and, provided, further, that investment gains and losses and other income shall not be allocated to the suspense account. Upon termination of the Plan, the suspense account shall revert to the Employer to the extent it may not then be allocated to any Individual Account of a Participant.

        Section 4.04 Voting of Shares. Each Participant (or Beneficiary) shall be entitled to direct the Trustee as to the manner in which shares of Prison Realty Stock allocated to the Individual Account of such Participant (or Beneficiary) are to be voted with respect to all corporate matters submitted to shareholders; provided, however, that to the extent the Trustee does not timely receive voting directions from a Participant (or Beneficiary) with respect to any shares for which the Participant (or Beneficiary) has the right to vote, the Trustee is hereby authorized to vote such shares in its sole discretion.

                                    ARTICLE V
                                    BENEFITS

        Section 5.01 Payment of Benefits.

                (a)     Determination of Value.

                        The value of an Individual Account which is to be distributed pursuant to the normal form of benefit described in Section 5.01(e) below shall be determined by the Plan Administrator and shall be equal to the vested balance of such Individual Account as of the Valuation Date next preceding the date of the termination of the Employment, or Retirement, of the Participant, plus any contributions credited to his account since that time, together with Fund Earnings credited or charged thereto as of each subsequent Valuation Date up to and including the Valuation Date which next precedes the date such determination is made less the sum of any loan proceeds or distributions to such Participant since such Valuation Date and less the portion of such account, if any, which is to be paid to an Alternate Payee in accordance with the terms of a Qualified Domestic Relations Order.

                (b)     General Conditions.

                        (1) Before payment of any benefit hereunder, the Administrator may require that written application be made by the Participant or Beneficiary, as the case may be, and submitted to the Administrator in such form and manner as it shall uniformly and nondiscriminatorily prescribe.

                        (2) The Plan Administrator shall require the written consent of the Participant prior to the commencement of the distribution of any part of his benefit if the value of such benefit is greater than five thousand dollars ($5,000).

                        (3) Any payment made in accordance with the provisions of the Plan to a Participant or Beneficiary, or to their legal representative, shall, to the extent of the method of computation as well as the amount thereof, constitute full satisfaction of claims hereunder against the Trustee, the Committee and the Administrator, any of whom may require such Participant, Beneficiary or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor.

                        (4) The distribution of the Participant's entire vested interest in the Plan will be made in a lump sum.

                (c) Time of Payment. Benefits shall be paid as soon as is practicable after the value thereof shall have been determined, and when a Participant becomes eligible for a benefit, in accordance with the terms of this Article
                        V. Unless a Participant elects to defer the payment of his benefits until a later date, the payment shall be made or commenced not later than sixty (60) days after the close of the Plan Year in which the latest of the following events occurs:

                        (1)     the Participant reaches his Normal Retirement
                                Date,

                        (2) the tenth (10th) anniversary of the year in which the Participant began participating in the Plan, or

                        (3) the Participant terminates his Employment with the Employer.

                (d) Required Distribution. Distribution of benefits shall commence no later than the end of the taxable year in which the Participant attains age seventy and one-half (70 1/2), or in which he retires, whichever is later. However, if a Participant is a five percent (5%) owner, as defined in Section 416 of the Code, the distribution of the Participant's Individual Account must begin no later than April 1st following the calendar year in which such Participant attains age seventy and one-half (70 1/2), even though the Participant has not elected Retirement or terminated his Employment.

                (e) Normal Form of Payment. The form of payment of a benefit under the Plan shall be a lump sum payment of the entire nonforfeitable interest of the Participant in the Plan within one (1) taxable year to the Participant or the Beneficiary, as the case may be.

        Section 5.02 Normal Retirement Benefit. Each Participant shall be eligible to retire on his Normal Retirement Date whereupon he shall be entitled to a Normal Retirement Benefit equal to the value of his Individual Account. The interest of a Participant in his Individual Account shall be fully vested and nonforfeitable on the date the Participant attains his Normal Retirement Age.

        Section 5.03 Delayed Retirement Benefit. A Participant who continues Employment beyond his Normal Retirement Date shall be entitled to a Delayed Retirement Benefit equal to the value of his Individual Account.

        Section 5.04 Disability Retirement Benefit. For purposes of the Plan, a Participant shall be deemed to be disabled or under a disability if he has a physical or mental condition resulting from a bodily injury, disease or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants. A Participant who has become disabled as defined in this Section shall be retired on his Disability Retirement Date whereupon he shall be entitled to a Disability Retirement Benefit equal to the value of his Individual Account.

        Section 5.05 Vested Benefit.

                (a) Determination of Vested Benefit. If a Participant terminates Employment other than because of his death or Retirement and if he then does not become entitled to a benefit under any preceding Section of this Article V, he shall be entitled to a Vested Benefit under this Section equal to the vested value of his Individual Account. Such vested value shall be determined as follows:

                        (1) The nonforfeitable percentage of his Employer Contributions Account shall be determined according to the following schedule:

                                  Years of Credited               Percentage of
                              Employment at Termination          Account Vested
                              -------------------------          --------------
                                      Less than 4                       0%
                                      4                                40%
                                      5 or more                       100%

                        (2) The nonforfeitable percentage of his USCC Employer Contributions Account (if any) shall be determined according to the following schedule:

                                  Years of Credited                Percentage of
                              Employment at Termination           Account Vested
                              -------------------------           --------------
                                      Less than 3                         0%
                                      3                                  30%
                                      4                                  60%
                                      5 or more                         100%

                        (3) The remainder of his Individual Account shall be fully vested and nonforfeitable at all times.

                        Notwithstanding any other provision of the Plan to the contrary, the right of any Participant to receive any benefits payable under this Section shall not be forfeited or waived for any reason for which such Participant's Employment is terminated, provided that such termination occurs after he has met the requirements which would qualify him for benefits hereunder.

                (b) Distribution of Vested Benefit. The Vested Benefit shall be payable as soon as practicable following the date Employment is terminated. However, if the value of his vested Individual Account is greater than $5,000, then the Vested Benefit may not be distributed without the Participant's consent prior to the time he attains what would have been his Normal Retirement Date.

                        Any portion of the Employer Contributions Account of the Participant which is in excess of the nonforfeitable percentage thereof shall, upon termination of the Participant's Employment under this Section, be maintained until the Valuation Date coincident with or following the earlier of:

                        (1) the date on which the Vested Benefit is distributed, or

                        (2)     the date on which the Participant incurs five
                                (5) consecutive one-year Breaks in Employment.

                        At that time, such excess shall constitute a Forfeiture and shall be reallocated in accordance with Section 4.02(c).

                        If a Participant who is not fully vested at the time of his termination of Employment and who has received a distribution of the vested portion of his Individual Account is reemployed before he has incurred five (5) consecutive one-year Breaks in Employment and before his prior Credited Employment may be disregarded, then the previously forfeited portion of his Employer Contributions Account shall be restored provided he repays the amount distributed to him from his Employer Contributions Account before the earlier of the close of the Plan Year in which he incurs his fifth consecutive one-year Break in Employment following the date of distribution, or five years after the date on which he is reemployed by the Employer. The Employer shall contribute to such Participants' Employer Contributions Account an amount equal to the amount (if any) which he previously forfeited and his vested interest shall be determined thereafter as if he had not ceased Employment. Upon repayment, the nonvested amount reinstated will not be less than the nonvested amount in the Participant's Employer Contributions Account at the time of distribution, unadjusted by any subsequent gains or losses.

                        For purposes hereof, a terminated Participant whose Vested Benefit is zero shall be deemed to have received a distribution of such Vested Benefit upon termination of employment and to have repaid such Vested Benefit upon reemployment.

        Section 5.06 Death Benefit.

                (a) Benefit. In the event a Participant's death occurs while employed by the Employer a death benefit equal to the value of his Individual Account shall be payable to the Beneficiary of the Participant. In the event a Participant's death occurs after having terminated Employment but before distribution has commenced, a death benefit equal to the portion of his Individual Account to which he would otherwise have been entitled shall be payable to the Beneficiary of the Participant,

                (b) Designation of Alternate Beneficiary. A married Participant may designate, in writing on forms provided by the Administrator, a Beneficiary other than his spouse if (i) the Participant's spouse consents in writing to such election, (ii) the spouse's consent acknowledges the effect of such election and (iii) such election is witnessed by the Plan Administrator or a Notary Public, or it is established to the satisfaction of the Plan Administrator that the consent required under (i) above may not be obtained because there is no spouse or because the spouse cannot be located. Any consent by a spouse (or assertion that the consent of a spouse may not be obtained) under the preceding sentence shall be effective only with respect to such spouse and any subsequent change in the designation of the Beneficiary is invalid without a new consent from the spouse. The election must designate a Beneficiary (or a form of benefits) which designations may not be changed without spousal consent; however, the consent of the spouse may expressly permit designations by the Participant without further consent by the spouse.

                (c) Distribution Upon Death. Upon the death of the Participant, the following distribution provisions shall take effect:

                        (1) If the Participant dies after distribution of his account has commenced, the remaining portion of such account will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                        (2) If the Participant dies before distribution of his account commences, the Participant's entire account will be distributed no later than five
                                (5) years after the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or
                                (ii) below:

                                (i)     If any portion of the Participant's
                                        account is payable to a designated
                                        Beneficiary, distributions may be made
                                        in substantially equal installments over the life expectancy of the designated Beneficiary. Such distribution shall commence at such time as the Plan Administrator shall determine, but no later than sixty (60) days after the end of the Plan Year in which death occurs, or one (1 ) year after the date of death.

                                (ii)    If the designated Beneficiary is the
                                        Participant's surviving spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the date on which the Participant would have attained age seventy and one-half (70 1/2), and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant.

                        (3) For purposes of (2) above, payments will be calculated by use of the return multiples specified in section 1.72-9 of the regulations. Life expectancy of a surviving spouse may be recalculated annually; however, in the case of any other designated Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

                        (4) For purposes of (1), (2) and (3) above, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

                        (5) Subject to the provisions of Section 5.01(e), the Beneficiary may choose to receive payments in accordance with Section 7.02.

                        (6) The Plan Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the vested benefits of a deceased Participant as the Plan Administrator may deem desirable. The Plan Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

        Section 5.07 Participant Loans. Effective September 1, 1999, a Participant may be granted a loan from the Plan, subject to the terms and conditions as herein set forth. All loans must conform to the specific provisions outlines in this Section 5.07 and any applicable requirements of section 4975(d) and section 72(p) of the Code.

                (a) Loans shall be made available to all Participants on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees in an amount greater than that made available to other Employees.

                (b) All loan applications must be made in writing delivered to the Plan Administrator in such form and manner as the Plan Administrator may require.

                (c) The Plan Administrator shall review each loan application and may, in its sole discretion, authorize and direct the Trustee to make the loan from the Trust to the applicant.

                (d) A loan may be granted to a Participant no more than once in any twelve (12) month period, and not more than one
                        (1) loan may be outstanding at any given time.

                (e) The minimum loan amount shall be one thousand dollars ($1,000).

                (f) The maximum loan amount (when added to the outstanding balance of all other loans made from the Plan) shall be the lesser of:

                        (1) one-half (1/2) of the Participant's vested interest in his Individual Account (excluding amounts attributable to accumulated deductible employee contributions as defined by section 72(o) of the Code, if any), or

                        (2)     fifty thousand dollars ($50,000), reduced by

                                (i) the highest outstanding balance of loans from the Plan during the one (1)-year period ending on the date before the date on which such loan was made, over

                                (ii) the outstanding balance of loans from the Plan on the date on which the loan was made.

                                For this purpose, all qualified plans of the Employer, all qualified plans or trades or businesses which are under common control with the Employer (within the meaning of Code section 414(b) or 414(c)), and all qualified plans of an affiliated service group (within the meaning of Code section 414(m)) of which the Employer is a part must be aggregated.

                (g) Loans shall be made from such Fund or Funds of each Participant's Individual Account as the Administrator in its sole discretion may determine. Loans shall be repaid to such Fund or Funds in accordance with the Participant's investment election pursuant to Section
                        3.09 at the time of repayment.

                (h) A Participant loan must be adequately secured so that no loss to the Plan will occur in the event of default. The Participant's vested interest in his Individual Account shall serve to collateralize the loan, as shall be evidenced by a promissory note payable to the Trust and signed by the Participant, stating that any loan balance, together with accrued interest, shall become immediately due and payable upon default. A loan shall be deemed in default as of the last day of the calendar quarter in which a Participant fails to make a required payment. Upon default, the Participant's Individual Account balance shall be decreased by the amount in default, which shall be considered a taxable distribution to the Participant. Foreclosure of the loan may be delayed, however, as long as no loss to the Plan occurs in consequence.

                (i) The period of repayment for any loan shall be agreed upon by the Plan Administrator and the borrowing Participant. In no event shall the loan repayment period exceed five (5) years.

                (j) The interest rate for the loan shall be determined by the Plan Administrator commensurate with the rates used by commercial lenders for loans which would be made under similar circumstances. Loans made at different times may bear different rates of interest due to changes in commercial interest rates. The Plan Administrator shall review interest rates on a quarterly basis to determine if the rates correctly reflect current commercial rates.

                (k) The loan shall be amortized in level payment made no less frequently than quarterly, and shall be repaid through payroll deductions. If the Participant terminates employment prior to full repayment of the loan, such loan shall become immediately due and payable in full.

                (l) No distribution shall be paid to any Participant or Beneficiary unless and until the balance on all unpaid loans, including accrued interest, has been collected.

        Section 5.08 Failure to Locate. If the Participant or Beneficiary to whom benefits are to be distributed cannot be located, and reasonable efforts have been made to find him, including sending notification by certified or registered mail to his last known address, then the Plan Administrator shall consider the balances in the Participant's Individual Account forfeited, and such amounts shall be reallocated in accordance with Section 4.02(c). In the event that such Participant or Beneficiary is subsequently located, the balance in his Individual Account at the time of forfeiture shall be reinstated and distributed to him.

        Section 5.09 Direct Rollover Election.

                (a) Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 5.09, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                (b)     Definitions.

                        (i) Eligible Rollover Distribution. An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                        (ii) Eligible Retirement Plan. An "eligible retirement plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                        (iii) Distributee. A "distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the spouse or former spouse.

                        (iv) Direct Rollover. A "direct rollover" is a payment by the plan to the eligible retirement plan specified by the distributee.

        Section 5.10 Accounts for Participants Electing to Defer Distribution. If the Participant or Beneficiary elects to defer distribution of his vested account balance, as determined under Section 5.05, then, the investment election of the Participant shall remain in effect until such time as the

Participant or Beneficiary changes such election in accordance herewith or the account is distributed to the Participant or Beneficiary.

                                   ARTICLE VI
                        MODIFICATIONS FOR TOP-HEAVY PLANS

        Section 6.01 Application of Provisions. Prior to the allocation of contributions to Participant accounts pursuant to Section 4.02, the Plan Administrator shall determine whether the Plan constitutes a Top Heavy Plan. Should a determination be made that this Plan constitutes a Top Heavy Plan, the provisions of this Article VI shall be applicable notwithstanding any other provisions of this Plan to the contrary.

        Section 6.02 Minimum Contribution. A minimum Employer contribution shall be provided to each Non-Key Employee who is employed on the last day of the Plan Year. This minimum Employer contribution shall be made, even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation because of:

                (a) his failure to complete 1,000 Hours of Employment during the Plan Year,

                (b) his failure to make contributions required for participation in the Plan, or

                (c)     his level of Compensation.

        The minimum amount required under this Section shall be equal to three percent (3%) of the Participant's Compensation. If, however, the sum of Employer contributions and forfeitures for any Key Employee for such Plan Year, under this and any other defined contribution plan required to be included in the Top Heavy Ratio and maintained by the Employer, is less than three percent (3%) of such Key Employee's total Compensation, then the minimum amount required need not exceed the amount that results from the multiplying each Participant's Compensation by the highest contribution rate of any Key Employee covered by the Plan.

        Participant Tax-Deferred Contributions and Matching Employer Contributions made on behalf of Key Employees shall be taken into account in determining the minimum required amount. However, such contributions made on behalf of Non-Key Employees shall not be treated as Employer contributions for purposes of satisfying the minimum required amount as described above.

        There shall be disregarded for purposes of this Section any contributions or benefits under chapter 21 of the Code (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act, or any other federal or state law.

        Section 6.03 Accelerated Vesting. The Plan provides for a graduated vesting schedule in Section 5.05. For any Plan Year in which this Plan is deemed to be a Top Heavy Plan, the vesting schedule shall be as follows:

                   Year of Credited             Percentage of
              Employment at Termination         Account Vested
              -------------------------         --------------
                     Less than 2                       0%
                          2                            20%
                          3                            40%
                          4                            60%
                      5 or more                       100%

Should this Plan, in a later year, not be deemed a Top Heavy Plan, after previously being so categorized, the original vesting schedule shall again be effective, except that the vested percentage attained by Participants shall not be reduced thereby and Participants with three (3) or more Years of Employment shall have the right to select the schedule under which their Vested Benefit will be determined.

                                   ARTICLE VII
                             ADMINISTRATION OF PLAN

        Section 7.01 Plan Administrator. The Administrator of the Plan shall have the sole power, duty and responsibility of directing the administration thereof in accordance with the provisions herein set forth. The Administrator shall have the sole and absolute right and power to construe and to interpret the provisions of the Plan and to administer it for the best interests of Employees including, but not limited to, the following powers and duties:

                (a) to construe any ambiguity and interpret any provision of the Plan or supply any omission or reconcile any inconsistencies in such manner as it deems proper;

                (b) to determine eligibility to become a Participant in the Plan in accordance with its terms;

                (c) to decide all questions of eligibility for, and determine the amount, manner, and time of payment of any benefits hereunder, and to afford any person dissatisfied with such decision or determination, upon written notice thereof, the right to a full and fair hearing thereon;

                (d) to establish uniform rules and procedures to be followed by Participants and Beneficiaries in filing applications for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan;

                (e) to adopt such reasonable accounting methods as it deems necessary or desirable, and to receive and review the annual allocation report on the Plan;

                (f) to receive and review reports of the financial condition and of the receipts and disbursements of the Fund from the Trustee, and to determine and communicate to the Trustee the long-term and short-term financial goals of the Plan;

                (g) to file such reports and statements with, and to make such disclosures to the Secretary of Labor or his delegate and the Internal Revenue Service as required by law;

                (h) to furnish to Participants and Beneficiaries such information and statements with respect to the Plan and their individual interests therein, as required by law, and any additional information as it deems to be appropriate;

                (i) to establish reasonable procedures for determining whether a Domestic Relations Order is a Qualified Domestic Relations Order pursuant to the Plan and the Retirement Equity Act; and

                (j) to appoint one or more Investment Managers in accordance with this Plan.

All directions by the Administrator shall be conclusive on all parties concerned, including the Trustee, and all decisions of the Administrator as to the facts of any case and the meaning, intent, or proper construction of any provision of the Plan, or as to any rule or regulation in its application to any case shall be final and conclusive; provided, however, that all rules and decisions of the Administrator shall be uniformly and consistently applied to all Employees in similar circumstances, and the Administrator shall have no power administratively to add to, subtract from or modify any of the terms of the Plan, or to change, add to or subtract from any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for participation or for benefits under the Plan.

        Section 7.02 Claims Procedure. If the Administrator shall determine that benefits applied for by a Participant or Beneficiary shall be denied either in whole or in part, the following provisions shall govern:

                (a) Notice of Denial. The Administrator shall, upon its denial of a claim for benefits under the Plan, provide the applicant with written notice of such denial setting forth (1) the specific reason or reasons for the denial,
                        (2) specific reference to pertinent Plan provisions upon which the denial is based, (3) a description of any additional material or information necessary for the claimant to perfect the claim, and (4) an explanation of the claimant's rights with respect to the claims review procedure as provided in subsection (b) of this Section.

                (b) Claims Review. Every claimant with respect to whom a claim is denied shall, upon written notice of such denial, have the right to (1) request a review of the denial of benefits by written notice delivered to the Administrator, (2) review pertinent documents and (3) submit issues and comments in writing.

                (c) Decision on Review. The Administrator shall, upon receipt of a request for review submitted by the claimant in accordance with subsection (b), appoint a committee for the purpose of conducting such review and provide the claimant with written notice of the decision reached by the said committee setting forth the specific reasons for the decision and specific references to the provisions of the Plan upon which the decision is based. Such notice shall be delivered to the claimant not later than sixty (60) days following the receipt of the request of the claimant, or, in the event that the Administrator shall determine that a hearing is needed, not later than one hundred twenty (120) days following receipt of such request.

        Section 7.03 Records. All acts, determinations and correspondence with respect to the Plan shall be duly recorded and all such records, together with such other documents, including the Plan and all amendments thereto, if any, pertinent to the Plan or the administration thereof, shall be preserved in the custody of the Administrator and shall at all reasonable times be made available to Participants and Beneficiaries for examination.

        Section 7.04 Delegation of Authority. The duties and responsibilities of the Administrator as set forth in this Article and elsewhere in the Plan may be delegated in whatever manner it chooses, in whole or in part, to an Administrative Committee consisting of such persons as the Administrator shall select. The Administrator shall certify to the Trustee in writing as to the membership and extent of authority of such Committee and any changes relative thereto as may occur from time to time. The authority of the Committee shall be deemed to be that of the Administrator to the extent so certified by the Administrator. The Trustee shall be entitled to rely on the last such certification received and to continue to rely thereon until subsequent written certification to the contrary is received from the Administrator. The Administrator shall indemnify and hold harmless the members of the Committee, and each of them, from any liability arising from the effects and consequences of their acts, omissions and conduct in their official capacity with respect to the Plan and the administration thereof, except to the extent that such liability shall result from their own willful misconduct or gross negligence. The Administrator, or the Administrative Committee to which it has delegated its duties and responsibilities hereunder, may employ such competent agent or agents as it may deem appropriate or desirable to perform such ministerial duties or consultative or other services as the Administrator or its Committee may deem necessary to facilitate the efficient and proper administration of the Plan. The Administrator and its Committee shall be entitled to rely upon all reports, advice and information furnished by such agent or agents, and all action taken or suffered by them in good faith in reliance thereon shall be conclusive upon all such agents, Participants, Beneficiaries and other persons interested in the Plan.

        Section 7.05 Legal Incompetence. If any Participant or Beneficiary is a minor, or is in the judgment of the Administrator otherwise legally incapable of personally receiving and giving a valid receipt for any payment due him hereunder, the Administrator may, unless and until a claim shall have been made by a guardian or conservator of such person duly appointed by a court of competent jurisdiction, direct the Trustee that payment be made to such person's spouse, child, parent, brother, sister or other person deemed by the Administrator to be a proper person to receive such payment. Any payment so made shall be a complete discharge of any liability under the Plan for such payment.

        Section 7.06 Correction of Errors. If any change in records or error results in any Participant or Beneficiary receiving from the Plan more or less than he would have been entitled to receive had the records been correct or had the error not been made, the Administrator, upon discovery of such error, shall correct the error by adjusting, as far as is practicable, the payments in such a manner that the benefits to which such person was correctly entitled shall be paid.

        Section 7.07 Qualified Domestic Relations Order Procedure. In the case of any Domestic Relations Order received by the Plan Administrator, the Plan Administrator shall promptly notify the Participant and the Alternate Payee of the receipt of such order and the Plan's procedures for determining the qualified status of Domestic Relations Orders, and within a reasonable period after receipt of such order, the Plan Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination.

        The Plan Administrator shall establish, in writing, reasonable procedures to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order and if it is so determined, procedures to administer the distribution of benefits to an Alternate Payee. An Alternate Payee, or any person claiming to be an Alternate Payee, shall be given the notice of the Plan's procedures for determining whether a Domestic Relations Order is qualified and the Plan's procedures for the distribution of benefits under Qualified Orders. Furthermore, an Alternate Payee, or any person claiming to be an Alternate Payee, shall be given the opportunity to designate a representative to receive any notices or information concerning the status of the Domestic Relations Order and or the distribution of benefits under any such order which is determined to be qualified.

        During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, by a court of competent jurisdiction, or otherwise), the Plan Administrator shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If within eighteen (18) months, it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order.

        Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the eighteen (18)-month period shall be applied prospectively only. If the Plan Administrator or any fiduciary acts in accordance with this Section in treating a Domestic Relations Order as being (or not being) a Qualified Domestic Relations Order, or taking action under this Section, then the Plan 's obligation to the Participant and each Alternate Payee shall be discharged to the extent of any payment made pursuant to the Code.

                                  ARTICLE VIII
                            AMENDMENT OR TERMINATION

        Section 8.01 Amendment of Plan. The Administrator shall have the right at any time to modify, alter or amend the Plan in whole or in part by instrument in writing duly executed by the Administrator; provided, however, that no amendment shall have the effect of causing or permitting any part of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries and no amendment shall have the effect of giving to the Employer the right to receive distribution of any portion of the Fund. No amendment to the Plan shall decrease a Participant's account balance or eliminate an optional form of distribution. No amendment to the vesting schedule shall deprive a Participant of his nonforfeitable rights to benefits accrued to the date of the amendment. If the vesting schedule of the Plan is amended, or if the Plan is amended in any way which directly or indirectly affects the computation of a Participant's nonforfeitable percentage of benefits, each Participant with at least three (3) Years of Employment may elect, within a reasonable period after such amendment is adopted, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence on the date of adoption of the amendment and shall end on the latest of:

                (a)     sixty (60) days after the amendment is adopted;

                (b)     sixty (60) days after the amendment is effective; or

                (c) sixty (60) days after the Participant is given written notice of the amendment by the Administrator.

No amendment shall operate to increase the duties and responsibilities of the Trustee except by written instrument duly executed by and between the Administrator and the Trustee.

        Section 8.02 Termination of Plan. Although the Employer expects the Plan to be continued indefinitely, it reserves the right at any time to terminate the Plan by action of its board of directors and to discontinue all contributions from time to time as it shall deem appropriate and necessary, and such suspension of contributions shall not be considered to be a termination of the Plan. In the event of termination of the Plan or a complete discontinuance of contributions to the Plan, the

Administrator shall notify the Trustee in writing of such termination and, prior to any distribution of assets hereunder, shall file notice with the Internal Revenue Service.

        Section 8.03 Distribution Upon Termination. Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions, the individual Account of each affected Participant shall become nonforfeitable without regard to the Section of Article V entitled "Vested Benefit." The Administrator, by written notice of termination of the Plan, shall direct the Trustee to reduce such assets of the Fund to cash which are not designated by the Administrator to be retained for distribution in kind. The Trustee shall cause a valuation of the Fund to be made as of the date such assets are reduced to cash, at which time the balances of Individual Accounts shall be brought up to date in accordance with Section 4.02. Upon completion of such accounting and receipt from the Administrator of directions as to the form of distributions, the Trustee shall distribute the assets of the Fund to the Participants or Beneficiaries, as the case may be, in accordance with such directions. The Administrator shall consider the needs and financial situation of each Participant or Beneficiary, as the case may be, to approve or disapprove the optional form of benefit, or to determine the optional form of benefit after making a good faith determination of the best interest of the person, and such determination shall not be open to question by any person.

        Section 8.04 Merger of Plan. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other retirement plan, the benefit hereunder to which a Participant or Beneficiary is entitled (if the Plan subsequently terminated) shall, immediately after such merger, consolidation or transfer, be equal to, or greater than such benefit would have been immediately before such merger, consolidation or transfer (if the Plan had then terminated).

        Section 8.05 Failure of Internal Revenue Service Qualification. This Plan is adopted by the Employer upon the condition that it shall qualify initially under the applicable provisions of the Code. Therefore, if the Plan fails to so qualify, as evidenced by receipt of a letter to such effect from the Internal Revenue Service, then the Employer reserves the following:

                (a) the right to withdraw and terminate the Plan hereunder whereupon the Participant shall have any right or claim to any of the assets hereunder which are derived from Employer contributions, notwithstanding any other provision hereof; or

                (b) the right to amend the Plan to the extent necessary to secure a favorable determination that the Plan is so qualified.

        Section 8.06 Distribution Limitation. Notwithstanding the foregoing
Section 8.03, funds attributable to Participant Tax-Deferred Contributions may not be distributed earlier than upon one of the following events:

                (a) the Participant's retirement, death, disability or separation from service;

                (b) the termination of the Plan without the establishment of a successor plan;

                (c) the date of the sale or other disposition by the Employer to an unrelated corporation of substantially all of the assets of the Employer, but only with respect to an Employee who continues employment with the corporation acquiring the assets;

                (d) the date of the sale or other disposition by the Employer of its interest in a subsidiary to an unrelated entity, but only with respect to an Employee who continues employment with such subsidiary; or

                (e)     the Participant's attainment of age 59 1/2.

                                   ARTICLE IX
                                  MISCELLANEOUS

        Section 9.01 Liability of Employer. No Employee, Participant or Beneficiary shall have any right or claim to any benefit under the Plan except in accordance with its provisions. Neither the establishment of the Plan or Trust, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, any officer, director or employee thereof, or the Trustee except as otherwise expressly provided by law. The Employer does not in any way guarantee the Trust from loss, nor does the Employer guarantee the payment of any money which may be or may become due to any person from the Trust. Any person having a right or claim under the Plan shall look solely to the Trust assets, and in no event shall the Employer or its employees, officers, directors or stockholders be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, the Trust or any contribution thereto or distribution therefrom. The Employer shall not be liable to any person for failure on its part to make contributions, nor shall any action lie to compel the Employer to make such contributions. Neither the Employer nor its employees, officers, directors or stockholders shall have any liability to any person by reason of the failure of the Plan to attain or maintain qualified status under section 401(a) of the Code or the failure of the Trust to attain or maintain tax-exempt status under section 501(a) of the Code, regardless of whether or not such failure is due to any act or omission (willful, negligent or otherwise) of the Employer or its employees, officers, directors or stockholders. The provisions of this Section shall apply only to the extent not inconsistent with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        Section 9.02 Intent to Continue Plan and Trust. The Employer has established the Plan and Trust with the bona fide intention and expectation that from year to year it will be able to and will deem it advisable to make its contributions as herein provided. However, the Employer realizes that circumstances not now foreseen or circumstances beyond its control may make it either impossible or inadvisable to continue to make its contributions as herein provided.

        Section 9.03 Binding on Parties. Persons claiming any interest or benefit under the Plan shall perform any and all acts, including the execution of papers, which may be necessary for carrying out its terms. This Plan and acts and decisions made by the Trustee, Administrator or Employer shall be binding upon the heirs, executors, administrators, successors and assigns of any party hereto or any persons claiming any benefit hereunder.

        Section 9.04 Agent for Legal Process. The Employer may appoint an agent empowered to accept service of legal process for the Plan and the Employer shall make such appointment known to the Administrator. In the absence of such appointment, the resident agent of the Employer shall be empowered to accept service of legal process for the Plan.

        Section 9.05 Spendthrift Clause. No interest, right or claim in or to any part of the Trust Fund or any payment therefrom shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, garnishment, attachment, execution, or levy of any kind whatsoever, and the Trustee shall not issue any certificate or other documentation representing any interest, right or claim in or to any part of the Trust Fund. Notwithstanding the preceding, payment to an Alternate Payee pursuant to a Qualified Domestic Relations Order and the withholding of federal income tax shall not be considered an assignment or alienation of benefits under the Plan.

        Section 9.06 Successor to Business of Employer. Any successor to the business of the Employer may continue the Plan and such successor shall thereupon succeed to all the rights, powers and duties of the Employer hereunder. The Employment of any Employee who has continued in the employ of such successor which maintains the Plan shall not be deemed to have been terminated or severed for any purpose hereunder. In the event that the Employer is reorganized, or all or substantially all of its assets are sold without any provision being made for the continuance of this Plan by a successor to the business of the Employer, the Plan shall terminate and the assets shall be distributed as provided in Section 9.03 hereof.

        Section 9.07 Conflict of Provisions. If any provision or term of this Plan, or of the Trust Agreement entered into pursuant hereto, is deemed to be substantively at variance with, or contrary to, any law of the United States or other applicable state law, the provision of the law shall be deemed to govern, but only to the extent necessary to bring this Plan and Trust Agreement into compliance with such law, provided, further, that no provision of state law shall be deemed to govern if it would disqualify the Plan and Trust Agreement under section 401(a) and 501(a) of the Code.

        Section 9.08 Successors to Trustee. The provisions of this Plan, and of the Trust Agreement entered into pursuant hereto, shall bind and inure to the benefit of the successors to the Trustee named in said Agreement.

        Section 9.09 Definition of Words. The masculine form of pronouns is used herein in order to comply with generally accepted grammatical rules, and the feminine form of pronouns shall be deemed to be substituted herein where appropriate, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.

        Section 9.10 Titles. The titles of Articles and Sections are included for convenience only and shall not be construed as a part of the Plan or in any respect to affect or modify its provisions.

        Section 9.11 Execution of the Plan. This document may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

                                    ARTICLE X
                             PARTICIPATING EMPLOYERS

        Section 10.01 Adoption by Other Employers. Notwithstanding anything herein to the contrary, with the consent of the Plan Administrator, any corporation or entity, whether an affiliate or subsidiary of an Employer or not, may adopt this Plan and all of the provisions hereof by executing such documentation as the Plan Administrator may require. By execution of this Plan document, Prison Management Services, Inc. and Juvenile and Jail Facility Management Services, Inc. shall be deemed to have adopted the Plan in accordance with the preceding sentence. Prison Management Services, Inc., Juvenile and Jail Facility Management Services, Inc. and any other corporation or entity which adopts the Plan in accordance herewith shall for purposes of this Plan be known as a Participating Employer.

        Section 10.02 Requirements of Participating Employers.

                (a) Each Participating Employer shall be required to use the same Trustee as provided in this Plan.

                (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof. However, the assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer who contributed such assets.

                (c) Forfeitures shall inure to the benefit of all Participants.

                (d) Any expenses of the Trust Fund which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

        Section 10.03 Designation of Agent. Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for purposes of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Plan Administrator as its agent.

        Section 10.04 Employee Transfers. It is anticipated that an Employee may be transferred among Employers, including Participating Employers. In the event of any such transfer, the Employee involved shall carry with him his accumulated service (including without limitation his accumulated Years of Employment) and eligibility. No such transfer shall effect a termination of employment hereunder, and the Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Employer from whom the Employee was transferred.

        Section 10.05 Participating Employer Contribution. All contributions made to the Plan by an Employer (including a Participating Employer) shall be determined separately by each Employer, and shall be allocated only among the Participants who are Employees of the Employer making the contribution. On the basis of the information furnished by the Plan Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer.

        Section 10.06 Amendment. Amendment of this Plan by the Plan Administrator at any time when there shall be a Participating Employer hereunder shall only be with the written consent of each and every Participating Employer.

        Section 10.07 Discontinuance of Participation. Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees; provided, however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits." If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted to purposes other than for the exclusive benefit of the Employees of such Participating Employer.

        Section 10.08 Administrator's Authority. The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

        IN WITNESS WHEREOF, the undersigned corporations have caused the Plan to be signed by its duly authorized officer and adopted as of this 28th day of December, 1998.


                                    CORRECTIONAL MANAGEMENT SERVICES
                                    CORPORATION



                                    By: /s/ Darrell K. Massengale
                                        ----------------------------------------
                                    Its: Secretary and Chief Financial Officer
                                         ---------------------------------------



                                    PRISON MANAGEMENT SERVICES, INC.



                                    By: /s/ Darrell K. Massengale
                                        ----------------------------------------
                                    Its: President
                                         ---------------------------------------



                                    JUVENILE AND JAIL FACILITY MANAGEMENT
                                    SERVICES, INC.



                                    By: /s/ Darrell K. Massengale
                                        ----------------------------------------
                                    Its: President
                                         ---------------------------------------

                               FIRST AMENDMENT TO
                       CORRECTIONS CORPORATION OF AMERICA
                       401(K) SAVINGS AND RETIREMENT PLAN

        WHEREAS, Corrections Corporation of America ("CCA") was sponsor and administrator of the Corrections Corporation of America 401(k) Savings and Retirement Plan (the "Plan");

        WHEREAS, Prison Management Services, Inc, and Juvenile and Jail Facility Management Services, Inc. (collectively, the "Participating Employers") have also adopted the Plan and are participating employers in the Plan;

        WHEREAS, CCA has been merged with and into CCA Acquisition Sub, Inc., a wholly owned subsidiary of Prison Realty Trust, Inc. ("CCA Acquisition Sub");

        WHEREAS, in connection with such merger (the "Merger"), CCA Acquisition Sub adopted and became sponsor and administrator of the Plan (CCA Acquisition Sub, in its capacity as administrator of the Plan, being referred to herein as the "Administrator");

        WHEREAS, Sections 8.01 and 10.06 of the Plan permit the Administrator to amend the Plan at any time, with the written consent of the Participating Employers, pursuant to a written instrument executed by the Administrator.

        NOW, THEREFORE, the Plan is amended as follows:

        1. Effective as of the date of the Merger, the following new Section 1.77(g) shall be added to the Plan:

                (g) As to Employees who formerly were employed by Prison Realty Trust, Inc. ("Prison Realty") prior to the merger of Corrections Corporation of America (formerly Correctional Management Services, Inc.) with and into CCA Acquisition Sub, Inc., a wholly owned subsidiary of Prison Realty, Years of Employment for all purposes under this Plan shall include all service with Prison Realty.

        2. Effective September 1, 2000, the following new Section 3.09 shall be added to the Plan:

                (e) Blackout Periods. Notwithstanding anything herein to the contrary, the Administrator shall have the power, upon written notice to Participants, to impose for a reasonable period of time, a blackout period ("Blackout Period"), during which the rights of Participants to direct the investment of their accounts shall be suspended. During such Blackout Periods any new contributions received by the Trust shall be invested pursuant to the directions of the Administrator and existing accounts shall remain invested in the Investment Funds in which the Administrator and existing accounts shall remain invested in the Investment Funds in which they were invested immediately prior to the imposition of the Blackout Period. Upon cessation of the Blackout Period, any contributions invested during the Blackout Period pursuant to the direction of the Administrator, shall be promptly reinvested in accordance with the investment directions of the Participants, which are in effect as of the date the Blackout Period ends.

        3. Effective September 1, 2000, Section 4.04 of the Plan shall be amended to read in its entirety as follows:

                Section 4.04 Voting of Shares. Each Participant (or Beneficiary) shall be entitled to direct the Trustee as to the manner in which shares of Prison Realty Stock allocated to the Individual Account of such Participant (or Beneficiary) are to voted with respect to all corporate matters submitted to shareholder; provided, however, that to the extent the Trustee does not timely receive voting directions from a Participant (or Beneficiary) with respect to any shares for which the Participant (or Beneficiary) has the right to vote, the Administrator is hereby authorized to vote such shares in its sole discretion.

                Notwithstanding anything herein to the contrary, any conversion rights associated with Prison Realty Trust, Inc. Series B Preferred Stock shall not pass through to Participants. Any conversion rights associated with such Prison Realty Trust, Inc. Series B Preferred Stock shall be exercised in accordance with the directions of Independence Trust Company, an independent fiduciary retained under that Special Fiduciary Agreement executed on September 16, 2000.

        4. Effective as of the date of the Merger, the following new Section 5.07(m) shall be added to the Plan:

                (m) No loans may be made during any Blackout Period.

        5. Effective January 1, 2000, the following new Section 5.11 shall be added to the Plan:

                Section 5.11 Hardship Distributions for Former Participants in U.S. Corrections Corporation 401(k) Plan. Participants who are also former participants in the U.S. Corrections Corporation Amended and Restated 401(k) Plan shall be entitled to obtain hardship distributions, pursuant to the terms set forth below:

                (a) Hardship distributions shall be granted only in the event of an immediate and heavy financial need arising from:

                                (i) expenses for medical care described
                        in ss.213(d) previously incurred by the Participant, his or her spouse or any of his or her dependents (as defined in ss.152) or necessary for these persons to obtain such medical care;

                                (ii) costs directly related to the purchase of a
                        principal residence of the Participant (excluding mortgage payments);

                                (iii) the payment of tuition and related
                        educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant or his or her spouse, children or dependents (as defined in ss.152); or

                                (iv) payments necessary to prevent the eviction
                        of the Participant from his or her principal residence or foreclosure on the mortgage on that principal residence.

                        The Administrator's determination of whether there is an immediate and heavy financial need as defined above shall be made solely on the basis of written evidence furnished by the Participant. Such evidence must also indicate the amount of such need.

                (b) As soon as practicable after the Administrator's determination that an immediate and heavy financial need exists with respect to the Participant and that the Participant has obtained all other distributions (other than hardship distributions) and all nontaxable loans currently available under the Plan and all other plans maintained by the Affiliated Employers, the Administrator will direct the Trustee to pay to the Participant the amount necessary to meet the need created by the hardship (but not in excess of the value of the vested portion of the Participant's Accounts, determined as of the Valuation Date next following the Administrator's determination). The amount necessary to meet the need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result form the distribution. Distribution from the Participant's Accounts in the event of a hardship will be made only from a Participant's Tax Deferred Contributions Account (provided that no portion of such Account attributable to income may be distributed due to a financial hardship).

                (c) If a Participant receives a hardship distribution, then any Participant Tax Deferred Contribution election, or any other cash-or-deferred or employee contribution election in effect with respect to the Participant under the Plan or any other plan maintained by an Affiliated Employer (including a stock purchase plan and any other plan set forth in Regs. ss.1.401(k)-1(d)(2)(iv)(B)(4) shall be suspended for the 12-month period beginning with the date the Participant receives the distribution, and the amount of Participant Tax Deferred Contributions made for the benefit of the Participant, together with any elective deferrals made on behalf of the Participant under any other plan maintained by the Affiliated Employers for the calendar year immediately following the calendar year of the hardship distribution must not exceed the applicable limit under ss.402(g) for such next calendar year, less the amount of such contributions made on behalf of the Participant for the calendar year of the hardship distribution.

        EXECUTED AND DELIVERED as of this 1st day of October, 2000.


                                    CCA ACQUISITION SUB, INC.



                                    By: /s/ Darrell K. Massengale
                                        ----------------------------------------

                                    Its: President
                                         ---------------------------------------

                       CONSENT BY PARTICIPATING EMPLOYERS

        The undersigned Participating Employers hereby consent to the foregoing First Amendment to the Corrections Corporation of America 401(k) Savings and Retirement Plan.


                                    PRISON MANAGEMENT SERVICES, INC.



                                    By: /s/ Darrell K. Massengale
                                        ----------------------------------------

                                    Its: President
                                         ---------------------------------------

                                    Date: October 1, 2000
                                          --------------------------------------


                                    JUVENILE AND JAIL FACILITY
                                    MANAGEMENT SERVICES, INC.



                                    By: /s/ Darrell K. Massengale
                                        ----------------------------------------

                                    Its: President
                                         ---------------------------------------

                                    Date: October 1, 2000
                                          --------------------------------------






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